SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C. 20549


                         FORM 8-K

                      CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE
             SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of Earliest Event Reported): August 15, 1997


                    TRANSIT GROUP, INC.
 (Exact name of Registrant as specified in its charter)



   Florida              33-30123-A              59-2576629
(State or other    (Commission File No.)   (IRS Employer
jurisdiction of                             Identification No.)
incorporation or
organization)




                      8423 Western Way
                Jacksonville, Florida 32256
(Address of principal executive offices, including zip code)

                      (904) 363-0089
   (Registrant's telephone number, including area code)


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ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS

	On August 15, 1997, Transit Group, Inc. ("Transit Group"), formerly known as "General Parcel Service, Inc." consummated the acquisition of Service Express, Inc., an Alabama corporation ("Service Express"). Pursuant to the Agreement and Plan of Reorganization executed at closing, a wholly-owned Alabama subsidiary of Transit Group was merged with and into Service Express in a reverse triangular merger, with Service Express remaining as the surviving corporation of the merger. Upon consummation of the merger, all of the outstanding common stock of Service Express was converted into 903,226 shares of Transit Group common stock.

	In addition, on August 15, 1997, Transit Group consummated the acquisition of Capitol Warehouse, Inc., a Kentucky corporation
("Capitol Warehouse").  Pursuant to the Agreement and Plan of
Reorganization executed at closing, a wholly-owned Kentucky subsidiary of Transit Group was merged with and into Capitol
Warehouse in a reverse triangular merger, with Capitol Warehouse remaining as the surviving corporation of the merger. Upon consummation of the merger, all of the outstanding common stock of Capitol Warehouse was converted into 641,283 shares of Transit Group common stock.

	Based in Atlanta, Georgia, Transit Group is a Florida corporation currently in the parcel delivery business.

	Service Express and Capitol Warehouse are privately held truckload carriers based in Tuscaloosa, Alabama and Louisville, Kentucky, respectively.


ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

	(a)	Financial Statements of Business Acquired

	At the present time, it is impractical to provide the required financial statements for Service Express and Capitol Warehouse relative to their respective acquisitions as required by Article
11 of Regulation S-X and this Item 7 of Form 8-K. Transit Group will file such pro forma financial information under cover of a Form 8-K/A as soon as practicable, but not later than October
30, 1997 (60 days after this Report is required to be filed).

	(b)	Pro Forma Financial Information

	At the present time, it is impractical to provide the pro forma financial information relative to the Service Express and Capitol Warehouse acquisitions as required by Article 11 of Regulation S-X and this Item 7 of Form 8-K. Transit Group will file such pro forma financial information under cover of a Form
8-K/A as soon as practicable, but not later than October 30, 1997 (60 days after this Report is required to be filed).

	(c)	Exhibits

	2.1	Agreement and Plan of Reorganization dated August 15, 1997,
by and among Transit Group, Service Express, Tuscaloosa
Warehouse, Inc. and Richard Davis.

	2.2	Agreement and Plan of Reorganization dated August 15, 1997,
by and among Transit Group, Capitol Warehouse and Jerry
Pennington.

	99	Press Release.

SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSIT GROUP, INC.

Date: August 27, 1997

/s/  Philip A. Belyew
----------------------
Philip A. Belyew
President and Chief Executive Officer

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